Exhibit 10aaa-3

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THE DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

TO MULTICURRENCY REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 3 TO MULTICURRENCY REVOLVING CREDIT AGREEMENT (this “Amendment Agreement”) dated as of October 31, 2008, by and between Rogers Corporation, a Massachusetts corporation having its principal place of business at One Technology Drive, Rogers, Connecticut 06263 ("Rogers US"), and RBS Citizens, National Association (the “Bank”), a national banking association with offices at 90 State House Square, 10th Floor, Hartford, Connecticut 06103, successor in interest to Citizens Bank of Connecticut, amending a certain Multicurrency Revolving Credit Agreement dated as of November 13, 2006 as amended by Amendment No. 1 to Multicurrency Revolving Credit Agreement dated as of November 10, 2007 and Amendment No. 2 to Multicurrency Revolving Credit Agreement dated as of June 17, 2008 (as amended from time to time, the “Credit Agreement”).

WITNESSETH

WHEREAS, pursuant to the terms of the Credit Agreement, the Bank has made certain credit facilities available to Rogers US; and

WHEREAS, Rogers US has requested that the Bank amend certain terms of the Credit Agreement in certain respects; and

WHEREAS, the Bank is willing to amend certain terms of the Credit Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2.           Ratification of Existing Agreements. All of Rogers US’s obligations and liabilities to the Bank as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, except as otherwise modified in this Amendment Agreement upon the terms set forth herein, are, by Rogers US’s execution of this Amendment Agreement, ratified and confirmed in all respects. In addition, by Rogers US’s execution of this Amendment Agreement, Rogers US represents and warrants that no counterclaim, right of set-off, right of recoupment, or defense of any kind exists or is outstanding with respect to such obligations and liabilities. Rogers US acknowledges and agrees that this Amendment Agreement shall be included in the definition of Loan Documents under the Credit Agreement.

§3.           Representations and Warranties. Rogers US hereby represents and warrants to the Bank as follows:

   (a)           All of the representations and warranties made by Rogers US in the Credit Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date and for matters previously disclosed to the Bank in writing.

   (b)           No Event of Default under and as defined in the Credit Agreement or any of the Loan Documents has occurred and is continuing on the date hereof.

§4.           Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

   (a)           Representations and Warranties. All of the representations and warranties made by Rogers US herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3(a) hereof.

   (b)           Performance; No Event of Default. Rogers US shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment Agreement.

   (c)           Delivery. Rogers US shall have executed and delivered this Amendment Agreement, an Amended and Restated Securities Pledge Agreement, and all documents, instruments, and agreements reasonably required by the Bank in connection with any of the foregoing (collectively, together with the Amendment Agreement, the “Documents”).

   (d)           Corporate Action. The Bank shall have received a copy of the resolutions, in form and substance reasonably satisfactory to Bank, of the Board of Directors (or other governing body) of Rogers US authorizing the execution, delivery and performance of the Documents, as appropriate.

   (e)           Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment Agreement and the Documents shall be satisfactory in substance and form to the Bank, and the Bank shall have received all information and such counterpart originals or certified or other copies of such documents as it may request.

   (f)           Good Standing Certificates.  The Bank shall have received a good standing certificate for Rogers US and Rogers Luxembourg S.à r.l. (“Rogers Luxembourg”) (each, a “Rogers Entity” and collectively, the “Rogers Entities”) dated not more than thirty (30) days prior to the date hereof, issued by the appropriate governmental authority of each Rogers Entity’s jurisdiction of organization.

   (g)           Incumbency Certificates.  The Bank shall have received a certificate of the Secretary or an Assistant Secretary (or comparable officer) of each of the Rogers Entities, in form and substance reasonably satisfactory to the Bank, as to the incumbency and signature of each officer executing any of the Documents, together with evidence of the incumbency of such Secretary, Assistant Secretary or comparable officer; the Bank acknowledges that a certificate indicating no changes in incumbency since November 10, 2006 for any entity will be satisfactory to the Bank.

                   (h)           Copies of Transaction Documents.  The Bank shall have received copies of the documents evidencing and governing the transactions described in Section 5, below, certified as true, accurate and complete by an officer of Rogers US.

    §5.           Consent.  Notwithstanding the provisions of Sections 8.1 and 8.3 of the Credit Agreement, the Lender consents to the following transactions, subject to the terms and conditions of this Agreement:

(a)	The transfer by Rogers US to Rogers Benelux S.à r.l. (“Rogers Benelux”) of the stock of Rogers BVBA and Rogers New Territories Corporation Limited for a purchase price of US$[*].

(b)	The extension by Rogers US to Rogers Benelux of a loan in the amount of US$[*] to finance the purchase of stock described in clause (a), above.

(c)	The transfer by Rogers Benelux to Rogers BVBA of the stock of Rogers New Territories Corporation Limited, the indirect parent of Rogers Technologies (Suzhou) Co., Ltd., for a purchase price of US$[*].

(d)	The extension by Rogers Benelux to Rogers BVBA of a loan in the amount of US$[*] to finance the purchase of stock described in clause (c), above.

(e)	The transfer by Rogers US to Rogers Luxembourg of the stock of Rogers Benelux in exchange for additional stock of Rogers Luxembourg.

(f)	The distribution by Rogers (China) Investment Co., Ltd. (“Rogers China”) to Rogers Barbados of all of Rogers China’s assets in liquidation of Rogers China.

(g)	The distribution by Rogers Barbados to Rogers US of Rogers Barbados’s remaining assets in liquidation of Rogers Barbados.

[*] CONFIDENTIAL TREATMENT REQUESTED

§6.           No Waiver by Bank. Except as otherwise expressly provided for herein, nothing in this Amendment Agreement shall extend to or affect in any way the Rogers Entities’ obligations or the Bank’s rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Bank shall not be deemed to have waived any of its remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both, would become an Event of Default and which upon Rogers US’s execution and delivery of this Amendment Agreement might otherwise exist or which might hereafter occur.

§7.           Expenses. Rogers US agrees to pay to the Bank upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees) incurred in the preparation of this Amendment Agreement and related matters and (b) from time to time any and all out-of-pocket costs or expenses (including field examination fees and legal fees and disbursements) hereafter incurred or sustained by the Bank in connection with the administration of credit extended by the Bank to Rogers US or the preservation of or enforcement of the Bank’s rights under the Credit Agreement, the Notes or the other Loan Documents or in respect of any of the  other obligations to the Bank.

   §8.           Miscellaneous.

   (a)           This Amendment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts as an instrument under seal.

   (b)           Except as otherwise expressly provided by this Amendment Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Amendment Agreement.

   (c)           This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

RBS CITIZENS, NATIONAL ASSOCIATION

By:___/s/ Gary Burdick___________
Name: Gary Burdick
Title: Senior Vice President

ROGERS CORPORATION

By: _/s/ Dennis M. Loughran_____________
Print Name: Dennis M. Loughran
Title: V. P. Finance - CFO